EXHIBIT 3.12
Certified Excerpt
As per 16 August 2006 10:05 AM

Commercial Register — Division B — of the Local Court of Stuttgart	Number of Company: HRB 246116
Page 1 of 2
Only valid with original signature and official seal

a) General power of representation
	a) Corporate name		b) Management board, management body,		a) Legal status, commencement, articles of
Number	b) Seat, place of business	Share	managing directors, personally liable		association	a) Date of entry
of entry	c) Scope of business	capital	shareholders	Prokura	b) Other legal relations	b) Notes
1	2	3	4	5	6	7
1	a) Avago Technologies GmbH b) Boeblingen c) the sale, distribution, marketing und development of electronic and electric devices, in particular semiconductors, as well as the provision of installation, maintenance and other services to the extent they are not relating to a craftsmanship, and all related business and activities.	€25,000.00	a)
If only one managing director has been appointed, he or she represents the company solely. If several managing directors have been appointed, the company is represented jointly by two managing directors or by one managing director in conjunction with a Prokurist.

b)
Managing director:
Welz, Dietmar, Leinfelden, *06 July 1957

Managing director:
Wolf, Christian, Kirchheim, *26 June 1965

Managing director:
De Las Mercedes Johnson, Maria, Menlo Park (USA), *04 March 1954
with the authorization to represent the company without any limitation in legal transactions with herself or as agent for others.	a) Limited liability company. Articles of association of 18 March 2005 most recently amended on 06 October 2005.	a)
26 July 2006
Funk, S.

b)
This registration sheet has been amended to comply with electronic formats and replaces the previous registration sheet. Released on 26 July 2006.
Initial entry on 04 May 2005. Amended articles of association:
Special folder sheet 15.

Managing director:
Jackson, Rex Sterling, Los Gatos (USA), *03 March 1969
with the authorization to represent the company without any limitation in legal transactions with himself or as agent for others.

Managing director:
Henderson, Jeffrey Scott, Saratoga (USA), *27 March 1959
with the authorization to represent the company without any limitation in legal transactions with himself or as agent for others.

2			b) Removed as managing director: Henderson, Jeffrey Scott, Saratoga (USA), *27 March 1959		a) The shareholder’s meeting on 22 May 2006 resolved on the amendment of section 6 (business year) of the articles of association.	a) 31 July 2006 Markle

Certified Excerpt
As per 16 August 2006 10:05 AM

Commercial Register — Division B — of the Local Court of Stuttgart	Number of Company: HRB 246116
Page 2 of 2
Only valid with original signature and official seal

a) General power of representation
	a) Corporate name		b) Management board, management body,		a) Legal status, commencement, articles of
Number	b) Seat, place of business	Share	managing directors, personally liable		association	a) Date of entry
of entry	c) Scope of business	capital	shareholders	Prokura	b) Other legal relations	b) Notes
			Amended power of representation of the managing director: Welz, Dietmar, Leinfelden, *06 July 1957			b) Amended articles of association:
sole power of representation with the authorization to represent the company without any limitation in legal transactions with himself or as agent for others.

Amended power of representation of the managing director:
Wolf, Christian, Kirchheim, *26 June 1965 sole power of representation with the authorization to represent the company without any limitation in legal transactions with himself or as agent for others.

Amended power of representation of the managing director:
Jackson, Rex Sterling, Los Gatos (USA), *03 March 1969
sole power of representation with the authorization to represent the company without any limitation in legal transactions with himself or as agent for others.

Amended power of representation of the managing director:
De Las Mercedes Johnson, Maria, Menlo Park (USA), *04 March 1954
			sole power of representation with the authorization to represent the company without any limitation in legal transactions with herself or as agent for others.			Special folder sheet 32.
Stuttgart, 16 August 2006
This excerpt certifies the content of the Commercial Register.
Frey, Judicial Secretary
Registrar of the Court Registry
[Signature, seal of the Local Court of Stuttgart]